Wells Capital Management Code of Ethics Policy

WELLS CAPITAL MANAGEMENT, INC.

CODE OF ETHICS

Policy on Personal Securities Transactions

and Trading

January 11, 2016

Introduction

The Code of Ethics and Policy on Personal Securities Transactions and Trading on Insider Information set forth herein apply to Wells Capital Management, Inc. and related entities as follows:

1. Wells Capital Management, Incorporated (“WellsCap”), an SEC registered investment adviser based in San Francisco, California.

2. Wells Fargo Bank, N.A., an SEC registered investment adviser based in Singapore conducting advisory business as Wells Capital Management Singapore.

3. Metropolitan West Capital Management, LLC (“MetWest”), an SEC registered investment adviser based in Newport Beach, California.

4. First International Advisors (“FIA”), an SEC and FCA registered investment adviser based in London, England.

5. ECM Asset Management (“ECM”), an SEC and FCA registered investment adviser based in London, England.

Where the Code of Ethics references WellsCap, it applies to all the entities listed. Unless otherwise noted within the Code, all sections apply to entities noted above.

The policies set out in this document apply to all Access Persons of the Covered Companies listed above. Access Persons not based in the United States must also comply with any local regulations related to personal account dealing and in the event that local requirements are stricter than the firm’s policy, the local regulations will take precedence.

Wells Capital Management, Inc. (WellsCap) is referred to as “we” or “us” throughout this Code.

TABLE OF CONTENTS

Contents

1.	OVERVIEW	1
	1.1 Code of Ethics	1
	1.2 Regulatory Requirements	2
	1.3 Our Duties and Responsibilities to You	2
	1.4 You are considered to be an Access Person	2
	1.5 Your Duty of Loyalty	3
	1.6 Your Standard of Business Conduct	3
	1.7 Exceptions to the Code	3

2.	PERSONAL SECURITIES TRANSACTIONS	3
	2.1 Avoid Conflicts of Interest	3
	2.2 Reporting Your Personal Securities Accounts and Transactions	4
	2.3 Summary of a Reportable Transaction	6
	2.4 Your Reports are Kept Confidential	7

3.	TRADING REQUIREMENTS, RESTRICTIONS, AND EMPLOYEE COMPENSATION ACCOUNTS	7
	3.1 Pre-clearance Requirements for Access Persons	7
	3.2 Trade Restrictions and Prohibitions	9
	3.3 Ban on Short-term Trading Pre-clearable Securities	12

4.	CODE OF ETHICS TEAM	13
	Trading on Insider Information	13
	4.1 What is Insider Trading?	13
	4.2 Using Non-Public Information about an Account or our Advisory Activities	14
	4.3 Wells Fargo & Co (WFC) Securities	14

5.	GIFTS, DIRECTORSHIPS, AND OTHER OUTSIDE EMPLOYMENT	14
	5.1 Gifts	14
	5.2 Outside Business Activities (OBA)	17
	5.3 Political Contributions	17
	5.4 Anti-Bribery and Corruption, Training and Recordkeeping	18

6.	THE VOLCKER RULE	21

7.	TEAM MEMBER TRAINING	22

8.	CODE VIOLATIONS	22
	8.1 Investigating Code Violations	22
	8.2 Penalties	22
	8.3 Dismissal and/or Referral to Authorities	24
	8.4 Your Obligation to Report Violations	24

APPENDIX A DEFINITIONS	25

APPENDIX B REGISTERED PRODUCTS	30

APPENDIX C COMPLIANCE CODE CHANGES	31

Wells Capital Management, Inc. (WellsCap) is referred to as “we” or “us” throughout this Code.

Wells Capital Management Code of Ethics Policy

1.	OVERVIEW

1.1 Code of Ethics

We have adopted this Code of Ethics (Code) pursuant to Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the Advisers Act). This Code outlines the policies and procedures you must follow and the guidelines we use to govern your Personal Securities Transactions to prevent insider trading. We monitor any activity that may be perceived as conflicting with the fiduciary responsibility we have to our clients.

We are committed to maintaining the highest ethical standards in connection with managing accounts. We have no tolerance for dishonesty, self-dealing, or trading on material, non-public information.

As an employee, you must:

•	Be ethical,

•	Act professionally,

•	Exercise independent judgment,

•	Comply with all applicable Federal Securities Laws, and

•	Promptly report violations or suspected violations of the Code to the Code of Ethics Team.

As a condition of your employment, you must acknowledge receipt of this Code and certify, within 10 calendar days of becoming subject to the Code and annually thereafter, that you have read it and complied with it. Code violations, as determined by the Chief Compliance Officer and/or senior management, can result in disciplinary actions including, but not limited to, termination.

In addition to this Code, you need to comply with the policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Team Member Code of Ethics and Business Conduct.

No written code of ethics can explicitly cover every situation that may possibly arise. Even in situations not expressly described, the Code and your fiduciary obligations generally require you to put the interests of our clients ahead of your own. The Code of Ethics Team and/or the Chief Compliance Officer (“CCO”) may have the obligation and duty to review and take appropriate action concerning instances of conduct that, while not necessarily violating the letter of the Code, give the appearance of impropriety. If you have any questions regarding the appropriateness of any action under this Code or under your fiduciary duties generally, you should contact the Code of Ethics Team or your CCO to discuss the matter before taking the action in question. Similarly, you should consult with the Code of Ethics Team if you have any questions concerning the meaning or interpretation of any provision of the Code. Should the Code of Ethics Team need to initiate an investigation or fact-finding process, all team members would be required to cooperate fully and honestly and to respect the confidentiality of the process.

Code of Ethics	January 2016
1

Wells Capital Management Code of Ethics Policy

1.2 Regulatory Requirements

The Securities and Exchange Commission (SEC) considers it a violation of the general antifraud provisions of the Federal Securities Laws whenever a Covered Company engages in fraudulent, deceptive, or manipulative conduct.

The SEC can censure or fine us, limit our activities, functions or operations, suspend our activities for up to 12 months, or revoke our registration if we fail to reasonably supervise you and you violate the Federal Securities Laws. However, we won’t be considered to have failed to reasonably supervise you, if we have:

•	established procedures and a system for applying the procedures, which would reasonably be expected to prevent and detect violations; and

•	reasonably communicated the duties and obligations of the procedures and system to you, while reasonably enforcing compliance with our procedures and system.

1.3 Our Duties and Responsibilities to You

To help you comply with this Code, the Chief Compliance Officer (CCO), or his or her designee will:

•	Notify you in writing that you are required to report under the Code and inform you of your specific reporting requirements.

•	Give you a copy of the Code and require you to sign a form indicating that you read and understand the Code.

•	Give you a new copy of the Code if we make any material amendments to it and then require you to sign another form indicating that you received and read the revised Code.

•	Require you, if you have been so designated, to have duplicate copies of trade confirmations and account statements for each disclosed account from your broker-dealer, bank, or other party designated on the initial, quarterly, or annual certification sent to us as soon as readily available.

•	Typically compare all of your reported Personal Securities Transactions with the portfolio transactions report of the Accounts each quarter. Before we determine if you may have violated the Code on the basis of this comparison, we will give you an opportunity to provide an explanation.

•	Review the Code at least once a year to assess the adequacy of the Code and how effectively it works.

1.4 You are considered to be an Access Person

Generally, the Code applies to all Access Persons of a Covered Company. However, WellsCap Compliance, in consultation with business line management, will ultimately determine which team members are covered by the Code.

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Wells Capital Management Code of Ethics Policy

1.5 Your Duty of Loyalty

You have a duty of loyalty to our clients. That means you must always act in our clients’ best interests.

You must never do anything that allows (or even appears to allow) you to inappropriately benefit from your relationships with the Accounts.

You cannot engage in activities such as self-dealing and must disclose all conflicts of interest between the interests of our clients and your personal interests to the Code of Ethics Team.

1.6 Your Standard of Business Conduct

You must always observe the highest standards of business conduct and follow all applicable laws and regulations.

You may never:

•	use any device, scheme, or artifice to defraud a client;

•	make any untrue statement of a material fact to a client or mislead a client by omitting to state a material fact;

•	engage in any act, practice, or course of business that would defraud or deceive a client;

•	engage in any manipulative practice with respect to a client,

•	engage in any inappropriate trading practices, including price manipulation; or

•	engage in any transaction that may give the appearance of impropriety.

1.7 Exceptions to the Code

The CCO is responsible for enforcing the Code. The CCO (or his or her designee for any exceptions sought by the CCO) may grant certain exceptions to the Code in compliance with applicable law, provided any requests and any approvals granted must be submitted and obtained, respectively, in advance and in writing. The CCO or his or her designee may refuse to authorize any request for exception under the Code and is not required to furnish any explanation for the refusal.

2.	PERSONAL SECURITIES TRANSACTIONS

2.1 Avoid Conflicts of Interest

When engaging in Personal Securities Transactions, there may be conflicts between the interests of a client or a client account and your personal interests. Any conflicts that arise in such Personal Securities Transactions must be resolved in a manner that does not inappropriately benefit you or adversely affect our clients. You shall always place the financial and business interests of the Covered Companies and our clients before your own personal financial and business interests.

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Wells Capital Management Code of Ethics Policy

Examples of inappropriate resolutions of conflicts are:

•	Taking an investment opportunity away from an Account to benefit a portfolio of which you have Beneficial Ownership;

•	Using your position to take advantage of available investments;

•	Shadowing an Account by duplicating the trades of an Account[1];

•	Front running an Account by trading in securities (or equivalent securities) ahead of the Account; and

•	Taking advantage of information or using Account portfolio assets to affect the market in a way that personally benefits you or a portfolio of which you have Beneficial Ownership. Any other behavior determined by the CCO to be or have the appearance of a conflict

2.2 Reporting Your Personal Securities Accounts and Transactions

If you have been designated as an Access Person:

You must report all Personal Securities Accounts, along with the reportable holdings and transactions of Reportable Securities in those accounts. Reportable Personal Securities Accounts include accounts with the ability to hold Reportable Securities as defined in Section 2.4, which includes Wells Fargo Advantage mutual funds and mutual funds sub-advised by WellsCap, FIA, ECM, or MetWest, of which you or an Immediate Family Member has Beneficial Ownership. A Reportable Personal Securities Account is not limited to securities accounts maintained at brokerage firms and/or reportable accounts firms, but also includes holdings of Securities owned directly by you or an Immediate Family Member or held through a retirement plan of Wells Fargo & Co. or any other employer, as well as Individual Savings Accounts (ISAs). There are three types of reports: (1) an initial holdings report that we receive when you first become an Access Person, (2) a quarterly transactional report, and (3) an annual holdings report.

Each broker-dealer, bank, or fund company where you have a Personal Securities Account must receive a request from the Code of Ethics Team to receive all account statements and confirmations from such accounts.* The Code of Ethics Team will make the request on your behalf after the accounts are disclosed. Access Persons are prohibited from accepting any discounted brokerage rates or any other inducements from broker-dealers that a Covered Company trades with for its clients.

Initial Holdings Report. Within 10 calendar days of becoming an Access Person:

•	All Personal Securities Accounts, including broker name, account numbers, and account registration must be provided to the Code of Ethics Team. All holdings of Reportable Securities in Personal Securities Accounts must be input via the Compliance Monitoring System SunGard Protegent PTA (SunGard PTA) and verified

[1]	Limited exceptions may exist with written approval from the CCO
*	You should include all accounts that have the ability to hold securities, even if the account does not hold securities as of the report date.

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Wells Capital Management Code of Ethics Policy

through an Initial Holdings Report. The information in the report must be current as of a date no more than 45 calendar days prior to the date of you becoming an Access Person.

•	Statements (electronic or paper) for all Personal Securities Accounts must be provided by you to the Code of Ethics Team no more than 45 calendar days prior to the date of you becoming an Access Person.

•	You must complete the Initial Holdings Report and provide the required statements by the business day immediately before the weekend or holiday if the 10th day falls on a weekend or holiday, or when the Code of Ethics Team requests them.

Annual Holdings Reports. Within 30 calendar days of each year-end:

•	All holdings of Reportable Securities Accounts must be reported to the Code of Ethics Team via SunGard PTA in an Annual Holdings Report. The information in the report must be current as of the calendar year end.

•	You will certify as to the correctness and completeness of this report.

•	You must provide the report and certification by the business day immediately before the weekend or holiday if the 30th day falls on a weekend or holiday, or when the Code of Ethics Team requests them.

Quarterly Transactions Reports. Within 30 calendar days of quarter-end:

•	You must supply to the Code of Ethics Team a report, most commonly via SunGard PTA, showing all Securities trades made in your Personal Securities Accounts during the quarter.

•	For team members with electronic brokers, a vast majority of transactions will automatically feed into the system. Any remaining transactions must be manually entered by the team member, which includes all reportable transactions executed by team members with manual brokers (paper statements).

•	You will certify as to the correctness and completeness of this report.

•	You must provide the report and certification by the business day immediately before the weekend or holiday if the 30th day falls on a weekend or holiday, or when the Code of Ethics Team requests them.

Additional Items Related to Personal Account Disclosure

•	You must inform the Code of Ethics Team of any new Personal Securities Accounts you establish within 10 calendar days of inception date.

•	All Managed Accounts must be reported and approved by the Compliance team.

•	This includes Personal Accounts over which the team member has no direct or indirect influence or control, which includes an account managed on a discretionary basis by someone else.

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Wells Capital Management Code of Ethics Policy

The team member claiming to have no direct or indirect influence or control over such a Personal Account and his or her adviser will be required to complete a managed account attestation evidencing such Personal Account arrangement.

2.3 Summary of a Reportable Transaction

The table below serves as a reference to use in determining what transactions are considered reportable under the Code. If you have any questions about Security types not shown below, please contact the Code of Ethics Team.

Are the following transactions considered reportable:
Closed-end Mutual Funds (non-affiliated)	Yes
Corporate Debt Securities	Yes
Exchange Traded Funds (ETF’s) and iShares, both open-end and closed-end, and Unit Investments Trusts	Yes
Equity Securities, including Wells Fargo & Co. Stock	Yes
Municipal Bonds	Yes
Open End Reportable Mutual Funds consists of Wells Fargo Advantage Funds and Subadvised Funds	Yes
Options on Reportable Securities	Yes
Self-directed transactions in Automatic Investment Plans that contain Reportable Securities	Yes
Investment Trust	Yes
Open-end Investment Company (OEIC)	No
Unit Trusts (UT)	No
Banker’s Acceptances, Bank Certificate of Deposits, Commercial Paper, & High-quality Short-term Debt Instruments, including Repurchase Agreements	No
Commodities, Futures, Or Options on Futures	No
Managed Accounts	No
Money Market Mutual funds (affiliated & non-affiliated)	No
Non-Wells Fargo & Co. 401(k) plans that do not or cannot hold Reportable Funds or Securities	No
Open-end, Non-reportable Mutual Funds	No
Wells Fargo & Co. Stock Options – Receipt of unvested grants, unvested restricted shares, and other securities awarded in WFC employee compensation plans	No
Securities purchased through Automatic Investments Plans (AIP)	No
Short-term Cash Equivalents	No
- Government Bonds (direct obligations)	No
U.S. Treasuries/Agencies (direct obligations)	No
529 Plans	No

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Wells Capital Management Code of Ethics Policy

2.4 Your Reports are Kept Confidential

The Covered Companies will use reasonable efforts to ensure that the information you submit to us under this Code are kept confidential. The information will be reviewed by members of the Code of Ethics Team and if necessary our senior executives or legal counsel. Data will be provided to government authorities upon request or others if required to do so by law or court order.

3.	TRADING REQUIREMENTS, RESTRICTIONS, AND EMPLOYEE COMPENSATION ACCOUNTS

All Access Persons must pre-clear transactions of certain Securities in Personal Security Accounts, (including those of Immediate Family Members and accounts for which you are Beneficial Owner), as described below, as well as comply with the trading restrictions that follow.

3.1 Pre-clearance Requirements for Access Persons

The table below serves as a reference to use in determining what transactions you will need to pre-clear under the Code. If you have any questions about any types of Securities not shown below, please contact the Code of Ethics Team.

Do I need to Pre-clear Transactions in:
Closed-end Mutual Funds (non-affiliated)	Yes
Corporate Debt Securities (Bonds)	Yes
Equity Securities (other than Wells Fargo Stock)	Yes
Gifting Shares to any account outside of your Reportable Accounts	Yes
Municipal Bonds (**unless they are rated “A” or higher at the time of trade execution)	Yes
Options on Pre-clearable Securities	Yes
Rights Offerings – Buy or Selling Rights	Yes
Self-directed transactions in Automatic Investment Plans (AIP) that contain Pre-clearable Securities	Yes
Tender Offers	Yes
Banker’s Acceptances, Bank Certificate of Deposits (CDs), Commercial Paper, & High-quality Short-term Debt Instruments, including Repurchase Agreements	No
Commodities, Futures, Or Options on Futures	No
Exchange Traded Funds (ETFs) and iShares, both open-end and closed-end, and Unit Investment Trusts (UITs) and Options on ETFs	No
Margin call in which you are neither consulted nor advised of the trade before it is executed	No
Securities held in Managed Accounts	No
Open-end, Non-reportable Mutual Funds	No
Options on Pre-clearable Securities that were Assigned	No
Rights Offerings Participation	No

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Wells Capital Management Code of Ethics Policy

Securities purchased through Automatic Investments Plans (AIP)	No
Short-term Cash Equivalents	No
Government Bonds (direct obligations)	No
U.S. Treasuries/Agencies (direct obligations)	No
529 Plans	No
Wells Fargo Stock	No
Wells Fargo Stock Options – Vested shares and other securities awarded in WFC employee compensation plans	No
Investment Trust	Yes
Open-end Investment Company (OEIC)	No
Unit Trusts (UT)	No

How to Pre-clear Personal Securities Transactions

Team members must follow the steps below to pre-clear trades:

(1)	Request Authorization. Authorization for a transaction that requires pre-clearance must be entered using SunGard PTA. You may only request pre-clearance for market orders or same day limit orders.

(2)	Have Your Request Reviewed and Approved. After receiving the electronic request, SunGard PTA will notify you if your trade has been approved or denied via email.

(3)	Trading in Foreign Markets. Request for pre-clearance in foreign markets that have already closed for the day may be given approval to trade for the following day because of time considerations. Approval will only be good for that following business day in that local foreign market.

(4)	Approval of Transactions

•	The Request May be Refused. The CCO or his or her designee may refuse to authorize your Personal Securities Transaction and need not provide an explanation for refusal. Reason for refusing your Personal Securities Transaction may be confidential.

•	Authorization Expiration. Any transaction approved by SunGard PTA or the Code Team is effective until the market close of business of the same day for which the authorization is granted (unless approval was revoked earlier). If the order for the transaction is not executed within that period, you must obtain a new advance authorization before placing your trade.

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Wells Capital Management Code of Ethics Policy

3.2 Trade Restrictions and Prohibitions

All Access Persons must comply with the following trading restrictions and prohibitions:

•	60-Day Holding Period and Short-term Trading for Reportable Fund Shares (open-end and closed-end). You are required to hold shares you purchase of a Reportable Fund for 60 calendar days, or refrain from re-establishing a position in a Reportable Fund that you sold, for 60 days. This restriction applies without regard to tax lot considerations. If you need to sell Reportable Fund shares before the 60-day holding period has passed, you must obtain advance written approval from the CCO or his or her designee. The 60-day holding period does not apply to transactions pursuant to Automatic Investment Plans. You are NOT required to comply with the 60-day Holding Period for the Adjustable Rate Government Fund, Conservative Income Funds, Ultra Short-Term Income Fund, the Ultra Short-Term Municipal Income, the Wells Fargo Stock Fund (including 401(k) and ESOP accounts), and the money market funds.

•	Team Member trades are subject to open order restriction. You cannot purchase or sell securities on any day during which an Account has a pending “buy” or “sell” order in for the same security (or equivalent security) of which the Code of Ethics Team is aware until that order is withdrawn.

•	Team Member trades are subject to a “15-day blackout” restriction. There is a “15-day blackout” on purchases or sales of securities bought or sold by an Account. That means that you may not buy or sell a security (or equivalent security) during the seven-day periods immediately preceding and immediately following the date that the Account trades in the security (blackout security). During the blackout period, activity will be monitored by the CCO or his or her designee and any Personal Securities Transactions during a blackout window will be evaluated and investigated based on each situation. Violations may range from no action in cases where Compliance has determined on a reasonable basis that there was no employee knowledge of portfolio trading activity to potential disgorgement of profits or payment of avoided losses (see Section 8 for Code violations and penalties). During a blackout period, purchases of a blackout security may be subject to mandatory divestment. Similarly, during a blackout period, sales of a blackout security may be subject to mandatory repurchase. In the case of a purchase and subsequent mandatory divestment at a higher price, any profits derived upon divestment may be subject to disgorgement; disgorged profits will be donated to your charity of choice. In the case of a sale and subsequent mandatory repurchase at a lower price, you may be required to make up any avoided losses, as measured by the difference between the repurchase price and the price at which you sold the security; such avoided losses will be donated to your charity of choice.

•	For example, if an Account trades in a blackout security on July 7, July 15 (the eighth calendar day following the trade date) would be the first day you may engage in a Personal Securities Transaction involving that security, and any purchases and sales in the blackout security made on or after June 30 through July 14 could be subject to divestment or repurchase. Purchases and sales in the security made on or before June 29 (the eighth calendar day before the trade date) would not be within the blackout period.

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Wells Capital Management Code of Ethics Policy

•	Intention to Buy or Sell for Accounts. You are prohibited from buying or selling securities when you intend, or know of another’s intention, to purchase or sell that security (or an equivalent security) for an Account. This prohibition applies whether the Personal Securities Transaction is in the same direction (e.g., two purchases or two sales) or the opposite direction (e.g., a purchase and sale) as the transaction for the Account.

De Minimis Exception. There is a de minimis exception to the above three restrictions—Access Persons may purchase and sell S&P 500 Securities of up to 500 shares and no more than $10,000, unless this conflicts with the 60-day short-term restriction described below. Notwithstanding the de minimis exception to the foregoing three restrictions, all transactions in S&P 500 Securities must be pre-cleared. De minimis exceptions do not apply to options.

•	Investment personnel are discouraged from personally trading in securities issued by publicly-traded companies they are covering, researching, or recommending for Covered Company advisory accounts until compliance determines the potential conflicts of interest have been resolved.

•	IPOs (Initial Public Offering). You may not purchase shares in an Initial Public Offering. You must obtain written approval from the CCO or his or her designee before you sell shares that you acquired in an IPO prior to starting work for us. Please note, this prohibition does not apply to government bond issuances.

•	Private Placements. You may, subject to pre-clearance requirements, purchase shares in a Private Placement as long as you will hold less than a 10% interest in the issuer or are otherwise permitted under the Policy on Directorships and other Outside Employment as outlined in the Wells Fargo & Co. Team Member Code of Ethics and Business Conduct. Private Placements issued by a client are prohibited.

•	WFC Derivatives. Team members must comply with the policies outlined in the Wells Fargo Team Member Code of Ethics and Business Conduct which states, “You may not invest or engage in derivative or hedging transactions involving securities issued by Wells Fargo & Co, including but not limited to options contracts (other than employee stock options), puts, calls, short sales, futures contracts, or other similar transactions regardless of whether you have material inside information.”

•	Wells Fargo Advantage Closed-end Funds. You may not participate in a tender offer made by a Wells Fargo Advantage Closed-end Fund under the terms of which the number of shares to be purchased is limited to less than all of the outstanding shares of such Wells Fargo Advantage Closed-end Fund.

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Wells Capital Management Code of Ethics Policy

•	You may NOT purchase or sell shares of any Wells Fargo Advantage Closed-end Fund within 60 calendar days or the latter of

•	(i) the initial closing of the issuance of shares of such fund or

•	(ii) the final closing of the issuance of shares in connection with an overallotment option.

•	You may purchase or sell shares of Wells Fargo Advantage Closed-end Funds only during the 10-day period following the release of portfolio holdings information to the public for such fund, which typically occurs on or about the 15th day following the end of each calendar quarter. Certain team members, who shall be notified by the Legal Department, are required to make filings with the Securities and Exchange Commission in connection with purchases and sales of shares of Wells Fargo Advantage Closed-end Funds, and may be required to hold their shares of such funds for longer periods of time and will be subject to potential short-swing profit disgorgement, including in civil litigation, and public disclosure of non-compliance with applicable law.

•	Investment Clubs. You may not participate in the activities of an Investment Club without prior approval from the CCO or his or her designee. If applicable, trades for an Investment Club would need to be pre-cleared.

•	Personal Transactions. You are prohibited from executing or processing through a Covered Company’s direct access software:

•	Your own personal transactions,

•	Transactions for Immediate Family Members, or

•	Transactions for accounts of other persons for which you or you

•	Immediate Family Member have been given investment discretion.

This provision does not exclude you from trading directly with a broker/dealer or using a broker/dealer’s software. The foregoing also does not prohibit you from executing or processing transactions in Wells Fargo & Co. securities granted to you as compensation through an online program designated by Wells Fargo & Co. for such purpose.

•	You must not attempt to manipulate the market. You must not execute any transactions intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.

•	Excessive Trading. Excessive Trading for Personal Securities Accounts is strongly discouraged and Personal Securities Accounts will be monitored for Excessive Trading activity and reported to management. Additional restrictions may be imposed by the Code of Ethics Team if Excessive Trading is noted for a Personal Securities Account. To discourage excessive trading, access persons are typically limited to 25 buy transactions, requiring pre-clearance, in a calendar year. In addition to buy requests, the 25 limit includes all requests for options (both buys and sells). Please note, only approved pre-clearance requests are included in the 25 trade limit.

•	Spread Betting and Contracts for Differences (CFDs). Spread betting transactions and Contracts for Differences are strictly prohibited.

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•	Portfolio Managers. Additional scrutiny may be placed on WellsCap Portfolio Managers acting in their own personal accounts in securities also held in their client’s portfolios.

•	Loans (ECM Team Members Only): Loan transactions in personal accounts are prohibited for ECM employees.

3.3 Ban on Short-term Trading Pre-clearable Securities

There is a ban on short-term trading pre-clearable securities for Access Persons. Access Persons are not permitted to buy and sell, or sell and buy, the same security (or equivalent security) within 60 calendar days; this will be considered short-term trading. Trading in securities of Wells Fargo Stock or Wells Fargo Stock Fund (including 401(k) and ESOP accounts) are excluded from this restriction.

•	This prohibition applies without regard to tax lot.

•	Short sales are subject to the 60-day ban.

•	You cannot buy and sell options within 60 calendar days. Settlement/expiration date on the opening option transaction must be at least 60 days out.

You may be required to disgorge any profits you make from any purchase or sale before the 60-day period expires. In counting the 60 calendar days, multiple transactions in the same security (or equivalent security) will be counted in such a manner as to produce the shortest time period between transactions.

Although certain transactions may be deemed de minimis (i.e., the exceptions noted in Section 3.3), they are still subject to the ban on short-term trading profits and are required to be input into the Compliance Monitoring System. The ban on short-term trading does not apply to transactions that involve:

•	Securities not requiring pre-clearance (i.e., ETFs);

•	Same-day sales of securities acquired through the exercise of employee stock options or other Wells Fargo & Co. securities granted to you as compensation or through the delivery (constructive or otherwise) of previously owned employer stock to pay the exercise price and tax withholding;

•	Commodities, futures (including currency futures), options on futures, and options on currencies; or

•	Automated purchases or sales that were done as part of an Automatic Investment Plan (AIP). However, any self-directed purchases or sales outside the pre-set schedule or allocation of the AIP, or other changes to the pre-set schedule or allocation of the AIP, within a 60-day period, are subject to the 60-day ban on short-term trading.

The CCO or his or her designee may approve additional exceptions to the ban on short-term trading. Any additional exceptions require advance written approval.

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4.	CODE OF ETHICS TEAM

Trading on Insider Information

Regulators require WellsCap to have and enforce written policies and procedures to prevent you from misusing material, non-public information. WellsCap does this by:

•	limiting your access to files likely to contain non-public information,

•	restricting or monitoring your trades, including trades in securities about which you might have non-public information, and

•	providing you continuing education programs about insider trading.

Team Members are subject to all requirements of the Wells Fargo Team Member Code of Ethics and Business Conduct set forth under the heading “Avoid Conflicts of Interest—Insider Trading” in Section V.C of Appendix A thereof, as the same may be amended from time to time. A copy of this policy is available on the Wells Fargo & Co website at:

https://www.wellsfargo.com/downloads/pdf/about/team_member_code_ of_ethics.pdf

4.1 What is Insider Trading?

Insider trading is generally defined as occurring when a person has possession of material, non-public information about an issuer and engages in a securities transaction involving securities issued by the issuer, or discloses the information to others who then trade in the issuer’s securities.

Information is considered material if there is a substantial likelihood that a reasonable investor would consider it important in deciding how to act. Information is considered non-public when it has not been made available to investors generally. Information becomes public once it is publicly disseminated. Limited disclosure does not make the information public (for example, if an insider makes information available to a select group of individuals, it is not public).

Examples of illegal and prohibited insider trading and related activity include, but are not limited to, the following:

•	Tipping of material, non-public information is illegal and prohibited. Tipping occurs when non-public information about an issuer is given to someone else who then trades in securities of the issuer.

•	Front running is illegal and prohibited. Front running is trading ahead of an Account order in the same or equivalent security (such as options) in order to make a profit or to avoid a loss.

•	Scalping is illegal and prohibited. Scalping consists of realizing a short-term profit on the direct or secondary market reaction to one’s own advice.

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4.2 Using Non-Public Information about an Account or our Advisory Activities

You may not:

•	Share with any other person (unless you are permitted or required by law, it’s necessary to carry out your duties and appropriate confidentiality protections are in place, as necessary) any non-public information about an Account, including, without limitation:

•	any securities holdings or transactions of an Account;

•	any securities recommendation made to an Account;

•	any securities transaction (or transaction under consideration) by an Account, including information about actual or contemplated investment decisions;

•	any changes to portfolio management teams of Reportable Funds; and

•	any information about planned mergers or liquidations of Reportable Funds.

•	Use any non-public information regarding an Account in any way that might compete with, or be contrary to, the interest of such Account.

•	Use any non-public information regarding an Account in any way for personal gain.

4.3 Wells Fargo & Co (WFC) Securities

You are prohibited from engaging in any transaction in Wells Fargo & Co securities that is not in compliance with applicable requirements of the Wells Fargo Team Member Code of Ethics and Business Conduct set forth under the heading “Avoid Conflicts of Interest—Personal Trading and Investment—Derivative and Hedging Transactions in Securities Issued by Wells Fargo” as may be amended from time to time. A copy of this policy is available on the Wells Fargo & Company website at:

Restrictions on Purchases & Sales of WFC Securities

5.	GIFTS, DIRECTORSHIPS, AND OTHER OUTSIDE EMPLOYMENT

5.1 Gifts

We generally follow the Wells Fargo & Company policy regarding receiving gifts and activities with customers as vendors, as generally set forth in the Wells Fargo Team Member Code of Ethics and Business Conduct, although we have made some changes to that policy, making it more restrictive in some instances.

You and your family members must not accept gifts from or participate in activities with (including services, discounts, entertainment, travel, or promotional materials) an actual or potential customer or vendor or from business or professional people to whom you do or may refer business unless the gift or activity was in accordance with accepted, lawful business practices and is of sufficiently limited value that no possible inference can be drawn that the gift or activity could influence you in the performance of your duties for Wells Fargo. It is unlawful for you to corruptly seek or accept anything of value

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from any person, intending to be influenced or rewarded in connection with any business or transaction of Wells Fargo. This rule applies to all team members, including, but not limited to, those involved in recommending or making decisions related to:

•	Pricing of products sold by the company,

•	Extension of credit, or

•	Purchase of goods or services from outside vendors

1.	Money—Money (cash, check, money order, electronic funds, Visa or similar gifts cards, or any type of gift that can be exchanged for or deposited as cash) must never be accepted or given.

2.	Team members who wish to give gifts to vendors, customers or officials, or who are asked to authorize such gifts, must follow standard expense authorization procedures.

Gifts valued at more than $200 to a current or potential customer within any calendar year must be approved, in writing, by your Code of Ethics Team. Gift pre-clearance requests may be submitted via the SunGard PTA system (Attestations g Submit Disclosures g Gifts and Entertainment Form). Please contact WellsCapCOE@wellsfargo.com with any questions.

Note: In addition to the WellsCap policy, all WFFD licensed team members are subject to WFFD and FINRA requirements. This includes a $100 annual gift limitation to current and potential clients, and may include additional pre-clearance and reporting.

Team members who wish to give personal gifts to other team members must follow the general guideline that the gift be made in accordance with accepted business practices and is of sufficiently limited value that the gift could not influence the giver or the receiver in the performance of their duties for Wells Fargo, nor create actual or perceived pressure to reciprocate. Also, the gift should be of sufficiently limited value, not to exceed $200 or its equivalent in local currency.

3.	Accepting Gifts—Unless approved, in writing, by your Code of Ethics Team, you may not accept gifts worth more than $100 from a current or potential customer, vendor or their agent within any calendar year. However, the following items are not subject to the $100 limit:

•	Gifts based on obvious family or personal relationship when it is clear that the relationship, and not the company’s business, is the basis for the gift;

•	Discounts or rebates on merchandise or services from an actual or potential customer or vendor if they are comparable to and do not exceed the discount or rebate generally given by the customer or vendor to others;

•	Awards from civic, charitable, educational, or religious organizations for recognition of service and accomplishment.

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Gift pre-clearance requests may be submitted via the SunGard PTA system (Attestations g Submit Disclosures g Gifts and Entertainment Form). Please contact WellsCapCOE@wellsfargo.com with any questions.

Note Regarding Tickets to Events: Tickets to events are considered entertainment when the donor is in attendance. If a representative from the customer, vendor, or agent’s firm is NOT in attendance, event tickets are considered a gift.

4.	Activities with Customers or Vendors—Activities with existing or potential customers or vendors that are paid for by them (including meals, winning door prizes, sporting events, and other entertainment, as well as trips to customer and vendor sites, exhibits, and other activities) may be accepted only if the activity is a customary, accepted, and lawful business practice and is of sufficiently limited value that no possible inference can be drawn that participating in the activity could influence you in the performance of your duties for Wells Fargo. If you have any doubt about the propriety of participating in an activity offered by a customer or a vendor you should consult with your supervisor and Code of Ethics Team before accepting the offer. If the activity includes travel paid for by a customer or vendor, you must obtain management approval before accepting the trip.

Receipt of Entertainment: Activities valued at more than $300 per person, per event (including meals), must be approved through the PTA System by your Code of Ethics Team.

Entertainment pre-clearance requests may be submitted via the SunGard PTA system (Attestation g Submit Disclosures g Gifts and Entertainment Form). Please contact WellsCapCOE@wellsfargo.com with any questions.

** Team members are expected to use their reasonable best efforts when estimating the cost of entertainment prior to a meal or event. Should the cost exceed the anticipated amount, team members should contact compliance to submit and/or revise a pre-clearance request.

Providing Entertainment:

Entertainment provided to current or prospective clients must be reasonable and not so expensive it raises a suggestion of unethical conduct. All entertainment and related expenses must be detailed on an expense form with receipts included in accordance with Wells Fargo corporate requirements.

Note Regarding Tickets to Events: Tickets to events are considered entertainment when a representative from the company is in attendance. If a representative is NOT in attendance, event tickets are considered a gift.

5.

Dealings with Government Officials—Team members must comply with U.S. law, including the U.S. Foreign Corrupt Practices Act, and the laws of foreign countries when dealing with domestic and foreign government

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officials. Under no circumstances may you pay or offer anything of value directly or indirectly, to a government official, including foreign officials, political parties, and party officials and candidates for the purpose of improperly influencing an official act or decision, securing an improper advantage, or assisting in obtaining or retraining business or directing business to anyone. In countries in which there is a government involvement in business enterprises, such officials may include employees and manager of local enterprises. All Covered Team Members must obtain pre-clearance from the Corporate Operational Risk Political Law Reporting team (PLR-P2P) before providing any gift or entertainment to a public official or their spouse or children. WellsCap Compliance will coordinate the submission of all pre-clearance requests to PLR-P2P. Prior to providing any gift or entertainment to a government entity prospect or client, a pre-clearance request must be submitted via the SunGard PTA system (Attestations g Submit Disclosures g Gifts and Entertainment Form). Please contact WellsCapCOE@wellsfargo.com with any questions.

Please see Section 5.4 Anti-Bribery and Corruption for details regarding gifts and entertainment to Non-US Government officials and entities.

6.	Taft Hartley Clients— Under the Labor-Management Reporting and Disclosure Act (LMRDA), WellsCap is required to participate in the Wells Fargo corporate level consolidated annual reporting of any gifts or payments made to unions and union officials, irrespective of dollar amount. As such, logging is required for all gifts and entertainment to Taft-Hartley clients.

Taft-Hartley gifts and entertainment may be submitted via the SunGard PTA system (Attestation g Submit Disclosures g Gifts and Entertainment Form). Please contact WellsCapCOE@wellsfargo.com with any questions.

5.2 Outside Business Activities (OBA)

Employment outside of WellsCap is permitted in certain circumstances, as long as the outside employment or business does not involve an activity or business that competes with Wells Fargo, cause an actual or potential conflict of interest, or otherwise negatively affect your duties and responsibilities to Wells Fargo. We follow the Wells Fargo & Co policy regarding holding directorship positions and other outside employment. Please read and follow the Wells Fargo Team Member Code of Ethics and Business Conduct for requirements regarding directorships. If you receive an approval to participate in outside business or employment activities, your participation must be re-disclosed annually when you certify to the Code and reapproved at any time there is a change in relevant facts upon which the original approval was granted. New OBA requests may be submitted via the SunGard PTA system (Attestations g Submit Disclosures g Outside Activity Approval Form). Please contact WellsCapCOE@wellsfargo.com with any questions.

5.3 Political Contributions

We follow the Wells Fargo Team Member Code of Ethics and Business Conduct regarding political contributions. Individual political contributions are not restricted; however, Access Persons must take care to ensure that any

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contribution made is on the behalf of the individual and not on behalf of a Covered Company or Wells Fargo & Co.). As an investment adviser, WellsCap and its employees are subject to SEC requirements as well as state and local regulations regarding political contributions, procurement lobbying, and gifts and entertainment to government entities. Please review the Political Contribution and State and Local Pay to Play/Procurement Lobbying policies and procedures (Sections 1.5 and 1.6) detailed in the Wells Capital Management Policies and Procedures for details regarding pre-clearance requirements.

In order to comply with WellsCap’s SEC requirements, all WellsCap Team Members are required to pre-clear their political contributions with Compliance. Pre-clearance requests for political contributions may be submitted via the SunGard PTA system (Attestations g Submit Disclosures g Personal Political Contribution Request). Please contact WellsCapCOE@wellsfargo.com with any questions.

5.4 Anti-Bribery and Corruption, Training and Recordkeeping

WellsCap complies with the Corporate Anti-Bribery and Corruption Policy (ABC Policy), as well as Wholesale Anti-Bribery and Corruption Standards (Wholesale Standards) established to help ensure compliance with applicable laws relating to bribery and corruption, including the U.S. Foreign Corrupt Practices Act (FCPA), the UK Bribery Act 2010 (UKBA), the U.S. Bank Bribery Act and other anti-bribery and corruption laws in the jurisdictions where Wells Fargo does business. WellsCap sets forth below its internal policies and procedures to implement the requirements of the ABC.

1.	Overview of FCPA and Bribery Act

As a subsidiary of a large financial institution such as Wells Fargo Bank, implementing Global Anti-Corruption policies and procedures is important in the current heightened enforcement environment. Generally, the FCPA prohibits Wells Fargo from promising, making, or authorizing payments to foreign government officials to promote its business interests when the payment is intended to induce the official to do any of the following:

•	Act in violation of his or her lawful duty

•	Grant any improper advantage

•	Use his or her influence improperly to affect or influence any act or decision

The Bribery Act is broader in scope as it includes interactions with customers and vendors in addition to government officials. Therefore, Wells Fargo prohibits any payment or receipt of bribes or other corrupt payments by team members, officers, and agents. This includes prohibiting receipt of a financial or other advantage (including gifts) to perform one’s function or activity improperly, and prohibiting payments or gifts to government officials or other third parties as an inducement to do business. A mere promise or offer to pay is a violation and payment does not need to “succeed” in its purpose to be illegal.

ABC is applicable to all Team Members, but focused training is required for those who are: customer facing or would have occasion to entertain

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or provide gifts to foreign customers; manage and/or approve customer facing Team Members or those who might have occasion to entertain or provide gifts to foreign officials; prepare expense reports for those who might have occasion to entertain or provide gifts to foreign officials; or who have occasion to engage vendors, consultants, referral sources, joint venture partners, and other parties who act on behalf of WellsCap.

a.	Foreign Official or Non-U.S. Government Official includes:

•	Any officer or employee of a non-U.S. government, agency, or instrumentality thereof (includes employees of state-owned or state-controlled commercial financial institutions, central banks, foreign monetary authorities, and regulatory authorities). State-owned or state controlled means any entity in which a government, political party or official, or combination of such, directly or indirectly owns, controls, or has the power to vote 10% or more of the voting stock and/or controls in any manner the election of a majority of the directors of the foreign entity.

•	Public international organization or multilateral institution (e.g., World Bank, UN, NATO)

•	Foreign political party or official or person acting on behalf of a foreign political party

•	A candidate for public office

•	Members of a non-U.S. legislature or judiciary

b.	Covered Expenses include:

Gifts—Any item purchased for or on behalf of an individual, delivered or given to an individual, directly or through someone else, in the normal course of business. Certain gifts (branded or logo embossed memento or a gift basket/flower arrangement for the benefit of several unspecified individuals) are not subject to pre-approval, however, they are subject to regular expense reporting and must be legal under local foreign law where the recipient is located.

Events/Entertainment—Meals/drinks, entertainment functions including, but not limited to, a golf outing, cab fare, light refreshments, sporting or theater events, or similar entertainment functions, travel, and entertainment expenses. Expenses are prohibited that relate to a non-U.S. government official’s attendance at a sporting or theater event or similar event in which a Team Member will not be present to host the event.

Non-Monetary Benefits in kind—Includes the offer of, or the permission to use, the property or services of one party granted to another. Examples involving Wells Fargo property or services are internships, other paid or unpaid work for family members of a third party, or use of Wells Fargo premises for nominal value or for free, except to the extent permitted by law.

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2.	Risk Assessment and Control—The Corporate ABC and Governance and Wholesale ABC teams coordinate centralized ABC compliance for all of Wells Fargo Bank and oversee periodic company-wide risk assessments. Annually and upon request, WellsCap will complete an ABC risk assessment in accordance with the guidance provided by Corporate ABC and Governance and Wholesale ABC.

Team Members with securities licenses with a registered broker dealer must also comply with gift and entertainment rules established by FINRA, MSRB, and local securities regulatory agencies, including the U.K. FSA.

3.	Gifts/Hospitality and Covered Expenses for Non-U.S. Government Officials

Wells Fargo’s Code of Ethics and Business Conduct is the primary source when giving or receiving gifts, entertainment, or financial or other advantages of any kind. In addition, WellsCap Team Members must also consider relevant restrictions and/or prohibitions in accordance with rules that apply to certain types of clients (e.g., ERISA, state or local government regulations). ABC set forth additional requirements for pre-clearing and recording expenses relating to providing gifts, entertainment or other things of value for U.S. and non-U.S. government officials.

Gifts, entertainment and other things of value must be reasonable and appropriate, not too lavish or frequent as to create the appearance of impropriety and have a legitimate business purpose. Team members are prohibited from offering, providing, demanding, or receiving gifts, entertainment, or other things of value to any party as an improper means of obtaining, retaining, or rewarding business or securing an advantage.

To mitigate corruption risk, the below things of value provided to or requested by U.S. and non-U.S. government officials require pre-clearance by the team member’s manager and Wholesale ABC:

U. S. Government Officials – All gifts and entertainment

•	Non-U.S. Government Officials:

•	Any gift to a non-U.S. government official irrespective of amount (limited exceptions outlined in the standalone ABC policy)

•	Any entertainment where the per-person per-event cost is expected to exceed US$100 or local equivalent

•	A non-monetary benefit in kind, regardless of value, to any non-U.S. government official.

•	Honoria and Speaker Fees

•	Sponsorships

•	Charitable Donations

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Please note, gifts, entertainment or other things of value provided to a U.S. and non-U.S. government official in connection with any of the following type of events still require pre-clearance:

•	Wells Fargo Conferences and Seminars

•	Roadshows, Investor Days, Due Diligence & Marketing Trips[2]

•	Closing Events

•	Training Programs

Restrictions differ depending on jurisdiction, and some jurisdictions are more conservative than the $100/person entertainment limit set forth above. In those circumstances local laws will always prevail. It is a team member’s responsibility to be aware of local rules, and abide by them. If you have any questions regarding Covered Expenses for non-U.S. government officials, please contact Colleen Whalen at cwhalen@wellsfargo.com with any questions.

Team members should complete the Gift, Entertainment and Anything of Value Pre-Clearance Form and submit it to their manager for pre-clearance. Once manager pre-clearance is obtained, the team member should submit the pre-clearance form to the WellsCap COE team for review with Wholesale ABC. The form is available on CapZone at the following location:

http://capzone.wellsfargo.com/RiskManagement/GAC%20PreApproval% 20Form/Forms/AllItems.aspx

Team Members must report all Covered Expenses (except benefit in kind) in the appropriate approved Wells Fargo expense reimbursement system (Concur). International Sales Team Members located in the London, U.K. (WFSIL), or Wells Fargo Bank Hong Kong offices shall submit ABC pre-approval forms to WellsCap (for those impacting WellsCap separate accounts) and not to WFSIL or Wells Fargo Bank Hong Kong Code of Ethics Teams.

For complete details regarding ABC, please refer to WellsCap’s Anti-Bribery and Corruption Procedures.

6.	THE VOLCKER RULE

The Volcker Rule is a section of the Dodd-Frank Wall Street Reform and Consumer Protection Act that with certain exceptions, (i) prohibits banks and their affiliates from engaging in proprietary trading, and (ii) prohibits banks and their affiliates from investing in or sponsoring hedge funds and private equity funds (i.e., funds that are exempt from registration under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940), also known as a (“Covered Fund”). Wells Fargo & Company may sponsor a Covered Fund pursuant to the asset management exemption so long as it meets certain conditions. One of the conditions is that no team member or director may

[2]	The pre-clearance requirements for U.S. government officials and non-U.S. government officials apply regardless of whether the client will ultimately bear the cost.

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acquire or retain an ownership interest in a Covered Fund sponsored by Wells Fargo & Company, unless such director or employee acquired the ownership interest while directly engaged in providing investment advisory, commodity trading advisory or other services to the Covered Fund. These other services include providing investment advice or investment management services to the fund, and providing such services that enable the provision of investment advice or investment management, including but not limited to:

•	Oversight and risk management,

•	Deal origination,

•	Due diligence, and

•	Administrative or other support services.

Additionally, any permissible investments cannot be financed by Wells Fargo. Team members are responsible for only investing in a Covered Fund when permitted. The investors in a Covered Fund will be periodically checked to confirm no impermissible team member ownership exists.

7.	TEAM MEMBER TRAINING

Training courses are designed to ensure that you stay current with the critical issues of our business as well as corporate and regulatory requirements. As such, team members are required to complete all assigned courses. Failure to complete an assigned training course by the scheduled due date may result in a Code of Ethics violation.

8.	CODE VIOLATIONS

8.1 Investigating Code Violations

The CCO is responsible for enforcing the Code. The CCO or his or her designee is responsible for investigating any suspected violation of the Code and if the CCO selects a designee, the designee will report the results of each investigation to the CCO. This includes not only instances of violations against the letter of the Code, but also any instances that may give the appearance of impropriety. The CCO is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code in coordination with the designee. Any confirmed violation of the Code will be reported to your supervisor immediately.

8.2 Penalties

The CCO is responsible for deciding whether an offense is minor, substantive, or serious. In determining the seriousness of a violation of this Code of Ethics, the following factors, among others, may be considered:

•	the degree of willfulness of the violation;

•	the severity of the violation;

•	the extent, if any, to which a team member profited or benefited from the violation;

•	the adverse effect, if any, of the violation on a Covered Company or an Account; and

•	any history of prior violation of the Code.

In addition to offenses that may occur as the result of personal account transactions, failure to comply with the Training, Political Contribution, Gifts & Entertainment, and Outside Employment policies will be treated as violations under WellsCap’s Code of Ethics.

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Note: For purposes of imposing sanctions, violations generally will be counted on a rolling 12-month period. However, the CCO or senior management reserves the right to impose a more severe sanction/penalty depending on the severity of the violation and/or taking into consideration violations dating back more than 12 months.

Any serious offenses as described below will be reported immediately to the Chief Compliance Officer. All minor offenses and substantive offenses will be reported to the Chief Compliance Officer periodically. Penalties will be imposed as follows except as subject to exceptions described further below:

Minor Offenses:

•	First minor offense – Oral warning;

•	Second minor offense – Written notice;

•	Third minor offense –10 Business Day ban on all personal trading

Minor offenses may include, but are not limited to, the following: failure to submit quarterly transaction reports, failure to complete assigned training, failure to submit signed acknowledgments of Code forms and certifications, excessive (i.e., more than three) late submissions of such documents, and conflicting pre-clear request dates versus actual trade dates or other pre-clearance request errors or omissions involving the de minimis exception or securities not covered by the fifteen day blackout period.

Substantive Offenses:

•	First substantive offense – Written notice;

•	Second substantive offense –30 Business Day ban on all personal trading;

•	Third substantive offense –45 Business Day ban on all personal trading and/or termination of employment and/or referral to authorities.

Substantive offenses may include, but are not limited to, the following: unauthorized purchase/sale of restricted investments as outlined in this Code, violations of short-term trading for profit (60-day rule), failure to request trade pre-clearance of restricted transactions, failure to timely report a reportable brokerage account, and violations of the 15-day blackout period.

Serious Offenses:

Trading with inside information, “front running,” and “scalping” are each considered a “serious offense.” We will take appropriate steps, which may include termination of employment and/or referral to governmental authorities for prosecution. WellsCap Senior Management, including the CCO, will be informed immediately of any serious offenses.

Exceptions

We may deviate from the penalties listed in the Code where the CCO and/or senior management determines that a more or less severe penalty is

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appropriate based on the specific circumstances of that case. For example, a first substantive offense may warrant a more severe penalty if it follows two minor offenses. Any deviations from the penalties listed in the Code, and the reasons for such deviations, will be documented and maintained in the Code files. The penalties listed in this Section 8.2 are in addition to disgorgement or other penalties imposed by other provisions of this Code.

8.3 Dismissal and/or Referral to Authorities

Repeated violations or a flagrant violation of the Code may result in immediate dismissal from employment. In addition, the CCO and/or senior management may determine that a single flagrant violation of the law, such as insider trading, will result in immediate dismissal and referral to authorities.

8.4 Your Obligation to Report Violations

You must report any violations or suspected violations of the Code to the CCO or to a member of the Code of Ethics Team. Your reports will be treated confidentially and will be investigated promptly and appropriately. Violations include:

•	non-compliance with applicable laws, rules, and regulations;

•	fraud or illegal acts involving any aspect of our business;

•	material misstatements in reports;

•	any activity that is specifically prohibited by the Code; and

•	deviations from required controls and procedures that safeguard clients and us.

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APPENDIX A

DEFINITIONS

General Note:

The definitions and terms used in the Code are intended to mean the same as they do under the 1940 Act and the other Federal Securities Laws. If a definition hereunder conflicts with the definition in the 1940 Act or other Federal Securities Laws, or if a term used in the Code is not defined, you should follow the definitions and meanings in the 1940 Act or other Federal Securities Laws, as applicable.

Accounts	Accounts of investment advisory clients of Covered Companies, including but not limited to registered and unregistered investment companies and Managed Accounts.

Automatic Investment Plan	A program that allows a person to purchase or sell securities, automatically and on a regular basis, with any further action by the person. May be part of a SIP (systematic investment plan), SWP (systematic withdrawal plan), SPP (stock purchase plan), DRIP (dividend reinvestment plan), or employer-sponsored plan.

Beneficial Owner (Ownership)

You are the “beneficial owner” of any securities in which you have a direct or indirect financial or “pecuniary” interest, whether or not you have the power to buy and sell, or to vote, the securities.

In addition, you are the “beneficial owner” of securities in which an Immediate Family Member has a direct or indirect financial or pecuniary interest, whether or not you or the Immediate Family Member has the power to buy and sell, or to vote, the securities. For example, you have Beneficial Ownership of securities in trusts of which Immediate Family Members are beneficiaries.

You are also the “beneficial owner” of securities in any account, including but not limited to those of relatives, friends and entities in which you have a non-controlling interest, over which you exercise investment discretion. Such accounts do not include accounts you manage on behalf of a Covered Company or any other affiliate of Wells Fargo & Co.

Control	The power to exercise a controlling influence over the management or policies of a company, unless the power is solely the result of an official position with such company. Owning 25% or more of a company’s outstanding voting securities is presumed to give you control over the company. (See Section 2(a)(9) of the 1940 Act for a complete definition.)

Appendix A	Definitions

Wells Capital Management Code of Ethics Policy

Contract for Differences	A Contract for Differences (CFDs) is a derivatives product that allows you to trade on live market price movements without actually owning the underlying instrument on which your contract is based.

Covered Company	Wells Capital Management, Inc.

Equivalent Security	Any security issued by the same entity as the issuer of a subject security that is convertible into the equity security of the issuer. Examples include, but are not limited to, options, rights, stock appreciation rights, warrants and convertible bonds.

Excessive Trading	A high number of transactions during any month could be considered Excessive Trading. Compliance will report any Excessive Trading to management.

Federal Securities Laws	The Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a—mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the Investment Company Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 100-102, 113 Stat. 1338 (1999)), any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311-5314; 5316-5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

Financial or Pecuniary Interest	The opportunity for you or your Immediate Family Member, directly or indirectly, to profit or share in any profit derived from a securities transaction. You or your Immediate Family Member may have a financial interest in:

• Your accounts or the accounts of Immediate Family Members;

• A partnership or limited liability company, if you or an Immediate Family Member is a general partner or a managing member;

• A corporation or similar business entity, if you or an Immediate Family Member has or shares investment control; or

• A trust, if you or an Immediate Family Member is a beneficiary.

Appendix A	Definitions

Wells Capital Management Code of Ethics Policy

High-quality short-term	Any instrument that has a maturity at issuance of less than 366 days

debt instrument	and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization such as Moody’s Investors Service.

Immediate Family Member	Any of the following persons who reside in the same household with you:

	• spouse	• grandparent	• mother-in-law

	• domestic partner	• grandchild	• father-in-law

	• parent	• brother	• daughter-in-law

	• stepparent	• sister	• son-in-law

	• child (including adopted)		• sister-in-law

	• stepchild		• brother-in-law

Immediate Family Member also includes any other relationship that the CCO determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety.

Individual Savings Account	An ISA is a savings account on which the return is tax-free, and which does not have to be declared in the investor’s tax return. Permissible investments include: (i) cash; and (ii) stocks and shares, and life assurance policies.

Investment Club	An investment club is a group of people who pool their money to make investments. Usually, investment clubs are organized as partnerships and, after the members study different investments, the group decides to buy or sell based on a majority vote of the members. Club meetings may be educational and each member may actively participate in investment decisions.

IPO	An initial public offering, or the first sale of a company’s securities to public investors. Specifically it is an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Large Capitalization Security	A security whose issuer has equity market capitalization of more than $5 billion.

Appendix A	Definitions

Wells Capital Management Code of Ethics Policy

Managed Account	Any account for which the holder gives, in writing, his/her broker or someone else the authority to buy and sell securities, either absolutely or subject to certain restrictions. In other words, the holder gives up the right to decide what securities are bought or sold for the account.

Non-Public Information	Any information that is not generally available to the general public in widely disseminated media reports, SEC filings, public reports, prospectuses, or similar publications or sources.

Personal Securities Account	Any holding of Securities of which you have Beneficial Ownership, other than a holding of Securities previously approved in writing by the Code of Ethics Compliance Officer over which you have no direct influence or Control. A Personal Securities Account is not limited to securities accounts maintained at brokerage firms and/or reportable accounts firms, but also includes holdings of Securities owned directly by you or an Immediate Family Member or held through a retirement plan of Wachovia, Wells Fargo & Co. or any other employer.

Personal Securities Transaction	A purchase or sale of a Security, of which you have or acquire Beneficial Ownership.

Private Placement	An offering that is exempt from registration under section 4(2) or 4(6) of the Securities Act of 1933, as amended, or Rule 504, Rule 505 or Rule 506 thereunder.

Purchase or Sale of a Security	Includes, among other things, gifting or the writing of an option to purchase or sell a security.

Reportable 529 Plan	Edvest and tomorrow’s scholar. See Section 2.4(1).

Reportable Fund	Reportable Fund means (i) any investment company registered under the Investment Company Act of 1940, as amended, for which a Covered Company serves as an investment adviser as defined in Section 2(a)(20) of that Act, or (ii) any investment company registered under the Investment Company Act of 1940, as amended, whose investment adviser or principal underwriter controls a Covered Company, is controlled by a Covered Company, or is under common control with a Covered Company; provided, however, that Reportable Fund shall not include an investment company that holds itself out as a money market fund. For purposes of this definition, “control” has the same meaning as it does in Section 2(a)(9) of the Investment Company Act of 1940, as amended. A list of

Appendix A	Definitions

Wells Capital Management Code of Ethics Policy

all Reportable Funds shall be maintained and made available for reference under “Reportable Funds” under the “Code of Ethics” tab in the Code of Ethics Team InvestNet web page.

Security/Securities	As defined under Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Advisers Act, except that it does not include direct obligations of the U.S. Government; bankers’ acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by affiliated or unaffiliated money market mutual funds; or shares issued by open-end investment companies other than the Reportable Funds.

Spread Betting	Spread betting is any of various types of wagering on the outcome of an event, where the pay-off is based on the accuracy of the wager, rather than a simple “win or lose” outcome, such as fixed-odds betting. A spread is a range of outcomes and the bet is whether the outcome will be above or below the spread.

Trust Accounts

An account that is managed by one party for the benefit of another.

All Access Persons must report securities for the following types of trust accounts (Note: Access Persons must also pre-clear securities for the account types listed below.):

• A trust account for which the Access Person is a trustee, or beneficiary and has both investment control and a pecuniary interest;

•       A trust account for which the Access Person is a trustee that has investment control and at least one beneficiary of the trust is the trustee’s immediate family member (whether they live with the trustee or not);

• A trust account for which the Access Person is a trustee that receives a performance-related fee from the trust;

• A trust account for which the Access Person is a settlor that has both the power to revoke the trust without the consent of another person and investment control.

Appendix A	Definitions

Wells Capital Management Code of Ethics Policy

APPENDIX B

REGISTERED PRODUCTS

PLEASE CONSULT THE WELLSCAP WEBSITE FOR A COMPLETE LIST OF MUTUAL FUNDS AND CLOSED END FUNDS TO WHICH THE CODE APPLIES. PLEASE REFER TO THE FOLLOWING WEBSITE FOR A CURRENT LIST OF REPORTABLE FUNDS: https://wellscap.ptaconnect.com/pta/openDocument.do?st=T376-RNOQ-YRTQ-RIDI-QL31-7SBY-V91V-JY6E&name=281_1400097842793.PDF&path=//PTANAS01/Clients/WELLSCA P/docs/&st=T376-RNOQ-YRTQ-RIDI-QL31-7SBY-V91V-JY6E

Appendix B	Mutual Fund Products

Wells Capital Management Code of Ethics Policy

APPENDIX C

COMPLIANCE CODE CHANGES

1.	Section 5.3 Political Contributions	April 2012
Added Political Contribution language for investment advisers.

2.	Appendix B Relevant Code of Ethics Team Staff List	April 2012
Added current Compliance staff.

3.	Appendix C Gifts and Activities with Customers or Vendors	April 2012
Added ERISA guidelines for gifts

4.	Section 1.4 You are considered to be an Access Person	June 2012
Modified definition of an Access Person

5.	Cover Page and Preamble	August 2012
Cover page revised and Preamble created for joint use of Policies and Procedures with related entities, as needed

6.	Preamble	April 2014
Preamble revised for joint use of Policies and Procedures with related entities, as needed (added Metropolitan West Capital Management, LLC)

7.	Appendix B	December 2014
Updated appendix to remove Code of Ethics staff names and replace with an email distribution list for all questions related to the Code of Ethics or the Code of Ethics System.

8.	Various Sections	May 2015
Introduction
Added ECM and FIA as entities the code will apply to

Section 3.2 Trade Restrictions and Prohibitions

Added language noting yearly 25 buy transaction limit, additional scrutiny placed on PM transactions in securities also held in client accounts, and prohibiting spread betting

Section 2.2 Reporting Your Personal Securities Accounts and Transactions Added Individual Savings Accounts (ISAs)

Section 5.1 Gifts
Increased gift limit to $200

Section 5.4 Global Anti-Corruption Policies, Training and Recordkeeping Added Global Anti-Corruption and UK Bribery Act language

Appendix A
Added definitions for Independent Savings Accounts (ISAs), Spread Betting and Trusts

Removed Appendix B & C and incorporated them into the document

Appendix C	Compliance Code Changes

Wells Capital Management Code of Ethics Policy

9.	Section 2.3 Summary of Reportable Transaction Table	July 2015
Removed “U.S.” from U.S. Govt Bonds to indicate foreign Govt bonds are non-reportable

10.	Section 3.1 Pre-Clearance Transactions Table	July 2015
Removed “U.S.” from U.S. Govt Bonds to indicate foreign Govt bonds are non-preclearable Investment Trusts changed from “No” to “Yes” to indicate they must be pre-cleared

11.	Section 3.2 Trade Restrictions and Prohibitions	July 2015
Contract for Differences added to the list of prohibitions IPO Prohibition clarified to exclude Govt bond issues Loans prohibited for ECM team members

12.	Section 5.1 Gifts	July 2015
Added language regarding pre-clearance request submission in PTA Removed “gift cards or gift certificates” from the section on accepting gifts, as they are not permitted

13.	Section 5.2 Outside Business Activity	July 2015
Added clarifying language and reference to disclosure submission in PTA

14.	Section 5.2 Political Contributions	July 2015
Added clarifying language and reference to pre-clearance request submission in PTA

15.	Section 5.4 Global Anti-Corruption Policies	July 2015

Changed all Global Anti-Corruption (GAC) references to Anti-Bribery and Corruption (ABC) to reflect the Wholesale name change.

Changed the entertainment threshold for Non-US Govt employees to $100 to reflect the current policy

Added cautionary language regarding varying jurisdictional limitations

16.	Section 6 The Volcker Rule	July 2015
New section added to the COE

17.	Document Footer	July 2015
Removed “Wells Fargo Internal Use”

18.	Appendix A	July 2015
Added ‘Contract for Differences”

19.	Section 2.2 Reporting Your Personal Sec Accts and Transactions	Jan 2016
Language added for new quarterly and annual certs (team members are now responsible for adding their own transactions in PTA). Additional Items: Language regarding Managed Accounts

Appendix C	Compliance Code Changes

Wells Capital Management Code of Ethics Policy

20.	Section 3.2 Trade Restrictions and Prohibitions	Jan 2016

ECM Loan statement modified – process has been established

21.	Section 4.1 What is Insider Trading	Jan 2016
Revised definition of scalping

22.	Section 5.1 Gifts	Jan 2016
Added language for WFFD licensed team members
Team member gifts limited to $200 per corporate policy
Added clarification regarding tickets
Expanded Entertainment language, including receipt of entertainment in excess of $300 must be logged
Added Taft-Hartley Language – all G&E must be logged for LMRDA reporting

23.	Section 5.4 Anti-Bribery and Corruption	Jan 2016
Modified language to mirror newly adopted Wholesale a Corporate standards, and referenced the new standalone ABC policy

24.	Section 7 Training	Jan 2016
Added language regarding failure to complete required courses

25.	Section 8.2 Penalties	Jan 2016
Added language about training, G&E, political contributions
3rd Minor offense changed to 10 day personal trading ban
2nd Substantive offense changed to 30 day personal trading ban
3rd Substantive offense changed to 45 day personal trading ban

26.	Appendix A	Jan 2016
Removed language regarding Trusts (added May 2015)

Appendix C	Compliance Code Changes